SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2005

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 4, 2005, Tyler L. Woolson resigned his position as Chief Financial Officer of Consolidated Container Company LLC (“CCC”) effective January 14, 2005 to accept a position at Georgia-Pacific Corporation.

Effective January 14, 2005, Richard P. Sehring will assume the position of Chief Financial Officer of CCC vacated by Mr. Woolson. Mr. Sehring, 42, has served as our Senior Vice President, Finance and Accounting, and Chief Accounting Officer since November 2001. Prior to joining CCC, Mr. Sehring served as Vice President Finance and Administration for LaRoche Industries, Inc., a producer and distributor of a variety of chemicals, from June 2000 until June 2001. Between 1997 and 2000, Mr. Sehring served as Chief Financial Officer, in Frankfurt, Germany, and Vice President of Finance Neuilly Sur Seine, France for LII Europe SARL, a wholly owned subsidiary of LaRoche Industries, Inc. Mr. Sehring received his B.S. in Business Administration with a major in accounting and a minor in finance from Louisiana State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

	By:	/s/ Tyler L. Woolson
	Name:	Tyler L. Woolson
	Title:	Chief Financial Officer

Date: January 10, 2005